Exhibit 23

                         Consents of Experts and Counsel

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement of Allied First Bancorp, Inc. on Form S-8 (Registration No. 333-87836) of our report dated July 30, 2003 on the consolidated financial statements of Allied First Bancorp, Inc., which report is included in the 2003 Annual Report on Form 10-KSB of Allied First Bancorp, Inc.


                                        /s/ Crowe Chizek and Company LLC
                                        --------------------------------
                                        Crowe Chizek and Company LLC

Oak Brook, Illinois
September 25, 2003